                                                                   EXHIBIT 10.01

                              CARDINAL HEALTH, INC.
                   FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

Dollars at Work*:

Grant Date:

Exercise Price:

Grant vesting date:

Grant expiration date:

Cardinal Health, Inc., an Ohio corporation (the "Company"), has granted to [employee name] ("Grantee"), an option (the "Option") to purchase [# of shares] shares (the "Shares") of common stock in the Company for a total purchase price
(typically known as Dollars at Work *) of              , (i.e., the equivalent
of [stock price] for each full Share). The Option has been granted pursuant to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (the "Plan"), and shall include and be subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the provisions of this agreement. Capitalized terms used herein which are not specifically defined herein shall have the meanings ascribed to such terms in the Plan. This option shall be exercisable at any time on or after and prior to
 .




By:____________________
Robert D. Walter
Chairman and CEO











* Dollars at Work and total purchase price may vary (up to one share amount due to rounding).

1. METHOD OF EXERCISE AND PAYMENT OF PRICE

(a) METHOD OF EXERCISE. At any time when the Option is exercisable under the Plan and this agreement, the Option shall be exercised from time to time by written notice to the Company which shall:

(i) state the number of Shares with respect to which the Option is being exercised; and

(ii) if the Option is being exercised by anyone other than the Grantee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations.

(b) PAYMENT OF PRICE. The full exercise price for the Option shall be paid to the Company as provided in the Plan.

2. TRANSFERABILITY. The Option shall be transferable (I) at the Grantee's death, by the Grantee by will or pursuant to the laws of descent and distribution, and
(II) by the Grantee during the Grantee's lifetime, without payment of consideration, to (a) the spouse, former spouse, parents, stepparents, grandparents, parents-in-law, siblings, siblings-in-law, children, stepchildren, children-in-law, grandchildren, nieces, or nephews of the Grantee, or any other persons sharing the Grantee's household (other than tenants or employees) ("Family Members"), (b) a trust or trusts for the primary benefit of the Grantee or such Family Members, (c) a foundation in which the Grantee or such Family Members control the management of assets, or (d) a partnership in which the Grantee or such Family Members are the majority or controlling partners, provided that subsequent transfers of the transferred Option shall be prohibited except (X) if the transferee is an individual, at the transferee's death by the transferee by will or pursuant to the laws of descent and distribution and (Y) without payment of consideration to the individuals or entities listed in subitems II(a), (b), or (c), above, with respect to the original Grantee. The Human Resources and Compensation Committee of the Board of Directors of the Company (the "Committee") may, in its discretion, permit transfers to other persons and entities as permitted by the Plan. Neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than fifty percent of the voting interests are owned by the Grantee or Family Members in exchange for an interest in that entity shall be considered to be a transfer for consideration. Within ten days of any transfer, the Grantee shall notify the Stock Option Administrator of the Company in writing of the transfer. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and, except as otherwise provided in the Plan or this agreement, references to the original Grantee shall be deemed to refer to the transferee. The events of termination of employment of the Grantee provided in item 3 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in item 3. The Company shall have no obligation to notify any transferee of the Grantee's termination of employment with the Company for any reason. The conduct prohibited of Grantee in items 5 and 6 hereof shall continue to be prohibited of Grantee following transfer to the same extent as immediately prior to transfer and the Option (or its economic value, as applicable) shall be subject to forfeiture by the transferee and recoupment from the Grantee to the same extent as would have been the case of the Grantee had the Option not been transferred. The Grantee shall remain subject to the recoupment provisions of items 5 and 6 of this agreement and tax withholding provisions of Section 13(d) of the Plan following transfer of the Option.

3.  TERMINATION OF RELATIONSHIP.

(a) TERMINATION BY DEATH. If the Grantee's employment by the Company and its subsidiaries (collectively, the "Cardinal Group") terminates by reason of death, then, unless otherwise determined by the Committee within sixty days of such death, any unvested portion of the Option shall vest upon and become exercisable in full from and after the sixtieth day after such death. The Option may thereafter be exercised by any transferee of the Option, if applicable, or by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

(b) TERMINATION BY REASON OF RETIREMENT OR DISABILITY. If the Grantee's employment by the Cardinal Group terminates by reason of retirement or disability (each as defined in the Plan), then, unless otherwise determined by the Committee within sixty days of such retirement or disability, any unvested portion of the Option will vest in accordance with the terms indicated on the first page of this agreement and may thereafter be exercised by the Grantee (or any transferee, if applicable) until the earlier of (the "Exercise Period") the fifth anniversary of the date of such retirement or disability or the expiration of the stated term of the Option; provided, that any vesting that would otherwise occur during the sixty-day period beginning immediately after such retirement or disability shall not occur until the end of such sixty-day period. If the Grantee has at least fifteen years of service with the Cardinal Group at the time of retirement, the Option may thereafter be exercised by the Grantee (or any transferee, if applicable) until the expiration of the stated term of the Option. Notwithstanding the foregoing, if the Grantee dies after retirement or disability but before the expiration of the Exercise Period, unless otherwise determined by the Committee within 60 days of such death, any unvested portion of the Option shall vest upon, and the Option may be exercised by any transferee of the Option, if applicable, or by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee from and after, the sixtieth day after such death for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the Exercise Period, whichever period is shorter.

(c) OTHER TERMINATION OF EMPLOYMENT. If the Grantee's employment by the Cardinal Group terminates for any reason other than death, retirement or disability (subject to Section 10 of the Plan regarding acceleration of the vesting of the Option upon a Change of Control), any unexercised portion of the Option which has not vested on such date of termination will automatically terminate on the date of such termination. Unless otherwise determined by the Committee at or after grant or termination, the Grantee (or any transferee, if applicable) will have ninety days (or such other period as the Committee may specify at or after grant or termination) from the date of termination or until the expiration of the stated term of the Option, whichever period is shorter, to exercise any portion of the Option that is then vested and exercisable on the date of termination; provided, however, that if the termination was for Cause, as determined by the Committee, the Option may be immediately canceled by the Committee (whether then held by Grantee or any transferee).

4. RESTRICTIONS ON EXERCISE. The Option is subject to all restrictions in this agreement and/or in the Plan. As a condition of any exercise of the Option, the Company may require the Grantee or his transferee or successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters (including Grantee's compliance with the terms of items 5 and 6 of this agreement or any employment or severance agreement between any member of the Cardinal Group and the Grantee) reasonably requested by the Company.

5. TRIGGERING CONDUCT/COMPETITOR TRIGGERING CONDUCT. As used in this agreement, "Triggering Conduct" shall include disclosing or using in any capacity other than as necessary in the performance of duties assigned by the Cardinal Group any confidential information, trade secrets or other business sensitive information or material concerning the Cardinal Group; violation of Company policies, including conduct which would constitute a breach of any of the Certificates of Compliance with Company Policies and/or Certificate of Compliance with Company Business Ethics Policies signed by the Grantee, directly or indirectly employing, contacting concerning employment or participating in any way in the recruitment for employment (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is an employee, representative, officer or director of the Cardinal Group at any time within the twelve months prior to the termination of Grantee's employment with the Cardinal Group; any action by Grantee and/or his representatives that either does or could reasonably be expected to undermine, diminish or otherwise damage the relationship between the Cardinal Group and any of its customers and/or potential customers, vendors and/or suppliers that were known to Grantee, and breaching any provision of any employment or severance agreement with a member of the Cardinal Group. As used herein, "Competitor Triggering Conduct" shall include, either during Grantee's employment or within one year following Grantee's termination of employment with the Cardinal Group, accepting employment with or serving as a consultant, advisor, or in any other capacity to an entity that is in competition with the business conducted by any member of the Cardinal Group (a "Competitor"), including, but not limited to, employment or another business relationship with any Competitor if Grantee has been introduced to trade secrets, confidential information or business sensitive information during Grantee's employment with the Cardinal Group and such information would aid the Competitor because the threat of disclosure of such information is so great that, for purposes of this agreement, it must be assumed that such disclosure would occur.

6. SPECIAL FORFEITURE/REPAYMENT RULES For so long as Grantee continues as an employee with the Cardinal Group and for three years following Grantee's termination of employment with the Cardinal Group regardless of the reason, Grantee agrees not to engage in Triggering Conduct. If Grantee engages in such Triggering Conduct during the time period set forth in the preceding sentence or in Competitor Triggering Conduct during the time period set forth in Section 5 above, then:

(a) the Option (or any part thereof that has not been exercised) shall immediately and automatically terminate, be forfeited, and shall cease to be exercisable at any time; and

(b) the Grantee shall, within 30 days following written notice from the Company, pay the Company an amount equal to the gross option gain realized or obtained by the Grantee or any transferee resulting from the exercise of such Option, measured at the date of exercise (i.e., the difference between the market value of the Option Shares on the exercise date and the exercise price paid for such Option Shares), with respect to any portion of the Option that has already been exercised at any time within three years prior to the Triggering Conduct (the "Look-Back Period"), less $1.00. If Grantee engages only in Competitor Triggering Conduct, then the Look-Back Period shall be shortened to exclude any period more than one year prior to Grantee's termination of employment with the Cardinal Group, but including any period between the time of Grantee's termination and engagement in Competitor Triggering Conduct . The Grantee may be released from Grantee's obligations under this item 6 only if the Committee (or its duly appointed designee) determines, in writing and in its sole discretion, that such action is in the best interests of the Company. Nothing in this item 6 constitutes a so-called "noncompete" covenant. However, this item 6 does prohibit certain conduct while Grantee is associated with the Cardinal Group and thereafter and does provide for the forfeiture or repayment of the benefits granted by this agreement under certain circumstances, including but not limited to the Grantee's acceptance of employment with a Competitor. Grantee agrees to provide the Company with at least ten days written notice prior to directly or indirectly accepting employment with or serving as a consultant, advisor, or in any other capacity to a Competitor, and further agrees to inform any such new employer, before accepting employment, of the terms of this item 6 and the Grantee's continuing obligations contained herein. No provisions of this agreement shall diminish, negate, or otherwise impact any separate noncompete or other agreement to which Grantee may be a party, including but not limited to any of the Certificates of Compliance with Company Policies and/or Certificate of Compliance with Company Business Ethics Policies. Grantee acknowledges and agrees that the provisions contained in this item 6 are being made for the benefit of the Company in consideration of Grantee's receipt of the Option, in consideration of employment, in consideration of exposing Grantee to the Company's business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. Grantee further acknowledges that the receipt of the Option and execution of this agreement are voluntary actions on the part of Grantee, and that the Company is unwilling to provide the Option to Grantee without including this item 6. Further, the parties agree and acknowledge that the provisions contained in items 5 and 6 are ancillary to or part of an otherwise enforceable agreement at the time the agreement is made.

7. RIGHT OF SET-OFF. By accepting this Option, the Grantee consents to a deduction from and set-off against any amounts owed to the Grantee by any member of the Cardinal Group from time to time (including but not limited to amounts owed to the Grantee as wages, severance payments, or other fringe benefits) to the extent of the amounts owed to the Cardinal Group by the Grantee under this agreement.

8. GOVERNING LAW/VENUE. This agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superceded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Ohio bear a substantial relationship to the parties and/or this agreement and that the Option and benefits granted herein would not be granted without the governance of this agreement by the laws of the State of Ohio. In addition, all legal actions or proceedings relating to this agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this agreement hereby consent to the personal jurisdiction of such courts. Grantee acknowledges that the covenants contained in items 5 and 6 of this agreement are reasonable in nature, are fundamental for the protection of the Company's legitimate business and proprietary interests, and do not adversely affect the Grantee's ability to earn a living in any capacity that does not violate such covenants. The parties further agree that in the event of any violation by Grantee of any such covenants, the Company will suffer immediate and irreparable injury for which there is no adequate remedy at law. In the event of any violation or attempted violations of item 5 or 6 of this agreement, the Company shall be entitled to specific performance and injunctive relief or other equitable relief without any showing of irreparable harm or damage, and Grantee hereby waives any requirement for the securing or posting of any bond in connection with such remedy, without prejudice to the rights and remedies afforded the Company hereunder or by law. In the event that it becomes necessary for the Company to institute legal proceedings under this agreement, Grantee shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this agreement.

9. ACTION BY THE COMMITTEE. The parties agree that the interpretation of this agreement shall rest exclusively and completely within the good faith province and discretion of the Committee. The parties agree to be bound by the decisions of the Committee with regard to the interpretation of this agreement and with regard to any and all matters set forth in this agreement. The Committee may delegate its functions under this agreement to an officer of the Cardinal Group designated by the Committee (hereinafter the "designee"). In fulfilling its responsibilities hereunder, the Committee or its designee may rely upon documents, written statements of the parties, or such other material as the Committee or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Committee or its designee and that any decision of the Committee or its designee relating to this agreement, including without limitation whether particular conduct constitutes Triggering Conduct or Competitor Triggering Conduct, shall be final and binding unless such decision is arbitrary and capricious.

10. PROMPT ACCEPTANCE OF AGREEMENT. The Option grant evidenced by this agreement shall, at the discretion of the Committee, be forfeited if this agreement is not executed by the Grantee and returned to the Company within ninety days of the Grant Date set forth on the first page of this agreement.

                             ACCEPTANCE OF AGREEMENT

The Grantee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this agreement, and represents that he is familiar with and understands all provisions of the Plan and this agreement; and (b) voluntarily and knowingly accepts this agreement and the Option granted to him under this agreement subject to all provisions of the Plan and this agreement. The Grantee further acknowledges receiving a copy of the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders and a copy of the Plan Description dated August 8, 2001 pertaining to the Plan.


                                           ---------------------------------
                                           Signature

                                           ---------------------------------
                                           Print Name

                                           ---------------------------------
                                           Grantee's Social Security Number

                                           ---------------------------------
                                           Date